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                                                                     EXHIBIT 3.2


                                PADDINGTON INC.

                              CONSENT IN LIEU OF
                       MEETING OF THE BOARD OF DIRECTORS

WE, THE UNDERSIGNED, being all of the Directors of Paddington Inc., a company organized and existing under the laws of Delaware (the "Company"), hereby consent, pursuant to Section 141(f) of the General Corporation Law of Delaware, to take the following action:

WHEREAS, the Board of Directors has determined that the best interests of the Company will be served if it does not issue preferred stock, except in connection with or following completion of a merger, acquisition or other business combination resulting in the Company no longer being classified as a "blank check company";

RESOLVED, that the Board of Directors shall not issue any or authorize any additional preferred stock except in connection with or following completion of a merger, acquisition or other business combination resulting in the Company no longer being classified as a "blank check company";

FURTHER RESOLVED, that if the shareholders vote that the Company issue or authorize any additional preferred stock, that Lock-Up Agreements be sought with the proposed preferred stockholders in substantially the same form as those entered into on April 20, 1999 with the Holders of Common Stock of the Company; and

FURTHER RESOLVED, that the law firm of Hunton & Williams is hereby authorized and empowered to execute, deliver and file or cause to be filed, any such Lock-Up Agreement or similar instrument or agreement as the Board of Directors so authorizes, and to do all such other acts and things necessary or appropriate to effectuate the intent of the preceding resolutions.

The Action taken by this Consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Company, duly called and constituted pursuant to the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed on this 11th day of May, 1999.




    /s/ Hardy Kung Chin Lok                /s/ Richard Che Keung Wong
    -----------------------                ---------------------------
        Hardy Kung Chin Lok                    Richard Che Keung Wong




                                           /s/ King Kwok Yu
                                           ---------------------------
                                              King Kwok Yu


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PADDINGTON INC.

CONSENT IN LIEU OF
MEETING OF THE BOARD OF DIRECTORS

WE, THE UNDERSIGNED, being all of the Directors of Paddington Inc., a company organized and existing under the laws of Delaware (the "Company"), hereby consent, pursuant to Section 141(f) of the General Corporation Law of Delaware, to take the following action:

WHEREAS, pursuant to Article IV of the Company's By-laws, the Board of Directors has appointed the following officers of the Company:

Chairman of the Board:              Hardy Kung Chin Lok
Vice Chairman:                      Richard Che Keung Wong
President, Treasurer,
Secretary and Controller:           King Kwok Yu

RESOLVED, that the above listed officers are and shall be hereby authorized and empowered to act in their respective capacities on a continuous and uninterrupted basis until replacements are considered appropriate and necessary by the Board of Directors.

The Action taken by this Consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Company, duly called and constituted pursuant to the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed on this 11th day of May, 1999.




  /s/ Hardy Kung Chin Lok                /s/ Richard Che Keung Wong
  -----------------------                --------------------------
      Hardy Kung Chin Lok                    Richard Che Keung Wong




                                /s/ King Kwok Yu
                                ----------------
                                  King Kwok Yu